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                                                                    EXHIBIT 10.2

                                            CONFIDENTIAL TREATMENT REQUESTED AND
                                 CONFIDENTIAL PORTIONS FILED SEPARATELY WITH SEC


                   SOFTWARE LICENSE AND DEVELOPMENT AGREEMENT
                                     BETWEEN
                             INTERCEPT SYSTEMS, INC.
                                       AND
                        PHOENIX INTERNATIONAL LTD., INC.

                             DATED: JANUARY 15, 1998


Parties:

Intercept Systems, Inc., a Georgia corporation ("Intercept")
3150 Holcomb Bridge Road
Suite 200
Norcross, Georgia  30071

Phoenix International Ltd., Inc., a Florida corporation ("Phoenix") 500 International Parkway
Heathrow, Florida 32746


                  THIS LICENSE AND DEVELOPMENT AGREEMENT (this "Agreement") is effective as of the date first set forth above by and between Intercept and Phoenix. Intercept has developed software and related documentation for financial institutions for the operation and administration of automatic teller machines. Phoenix desires to further develop such software and integrate it with Phoenix's existing software programs, and to market such modified programs with Phoenix's other products. In consideration of the premises set forth above, and of the obligations herein made and undertaken and other good and valuable consideration, the parties hereby agree as follows:


1   DEFINITIONS

Capitalized terms used in this Agreement shall have the following definitions:

1.1 Confidential Information. Any competitively sensitive or secret business, marketing, or technical information, disclosed by one party to the other, including all source and object code versions of all software, and all documentation, technical manuals, design and development documentation, and all other non-public information relating to either party's software or business. Notwithstanding the foregoing, Confidential Information does not include information which (i) becomes generally available to the public other than as a result of a disclosure by the receiving party or its representatives, (ii) was available to a party prior to its disclosure to such party by the other party or its representatives, provided the receiving party has no knowledge that such information


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was obtained, directly or indirectly, from a source that was bound by a confidentiality agreement with the disclosing party or other obligation of secrecy to the disclosing party or its representatives, (iii) becomes available to a party, directly or indirectly, from a source other than the other party or its representatives, provided that such source is not bound by a confidentiality agreement with the disclosing party, or (iv) that is independently developed by the receiving party without reference to any Confidential Information of the disclosing party.

1.2 Derivative Work. A work that is based upon one or more preexisting works, such as a revision, modification, translation, abridgment, condensation, expansion, or any other form in which such a preexisting work may be recast, transformed, or adapted, and that, if prepared without authorization by the owner of the preexisting work, would constitute a copyright infringement.

1.3 Documentation. The printed material relating to the Program, including all instructional, technical and development documentation.

1.4 Enhancement. A change or addition to the Program or Documentation, that improves its function, adds new function, or enhances its performance, including changes, additions, modifications, new releases, new versions, error corrections and bug fixes.

1.5 Intellectual Property Rights. All copyrights, patent, patent rights, trade secrets, trademarks, service marks, Confidential Information, know-how and other intellectual property rights in software or documentation owned or claimed by any person under the laws of the United States, or any other country.

1.6 Phoenix Product. Derivative Works of the Program created by Phoenix.

1.7 Program. Computer programming code, including source code (human-readable), and object code (machine-readable), and associated procedural code, including all current and subsequent Enhancements, as more fully described in Exhibit A.

2   LICENSE GRANT

2.1 Program License. Subject to termination pursuant to Section 5 below, Intercept hereby grants Phoenix a non-exclusive worldwide, perpetual, irrevocable right and license to install, use, copy, modify, adapt, translate, and create Derivative Works of (under sublicense or otherwise) all versions of the Program, including all source code and object code, and to authorize others to do some or all of the foregoing subject to the limitations set forth herein.

2.2 Documentation. Subject to termination pursuant to Section 5 below, Intercept hereby grants Phoenix a non-exclusive worldwide, perpetual, irrevocable right and license to translate, change, modify and distribute the Documentation.

2.3 Derivative Works. As part of the above license, Phoenix shall have the right to create Derivative Works and Enhancements to the Program and Documentation, including without limitation, converting the Program to run in conjunction with the Phoenix system, the Sybase relational database, translating the Program and Documentation into other languages as required by Phoenix's business practices, and modifying the Program to integrate it into Phoenix's software product line. The Program and Documentation as so modified shall be referred to herein as the "Phoenix Products". Phoenix shall have an exclusive, worldwide, perpetual, irrevocable right and

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                                          XXX - CONFIDENTIAL TREATMENT REQUESTED
                                                 AND CONFIDENTIAL PORTIONS FILED
                                                  SEPARATELY WITH THE COMMISSION

license to use, install, market, license, sublicense, and distribute the Phoenix Products, and to authorize others to do some or all of the foregoing, provided however, that Phoenix may not license or provide the source code of the Program to any third party without the written consent of Intercept. Phoenix is authorized to use the Phoenix Products and the Program as necessary to implement, install, train, support and maintain the Phoenix Products for end-users and otherwise as necessary to exercise its rights hereunder.

2.4 Fee. In exchange for the foregoing rights, Phoenix shall pay Intercept a total of $XXXXX, due and payable within 45 days following the execution of this Agreement.

3   INTERCEPT OBLIGATIONS

3.1 Initial Deliveries. Intercept shall deliver to Phoenix one copy of the Program (in object code and source code form) and Documentation within ten days following the date of this Agreement.

3.2 Assistance.

    (a) Intercept will provide assistance and support to Phoenix at no charge for a twelve month period beginning on the date of this Agreement and ending on January 15, 1999 as required by Phoenix to create the Phoenix Products, provided that Phoenix will pay all of Intercept's reasonable travel and lodging expenses.

    (b) Intercept will provide additional assistance to Phoenix as reasonably requested on a time and materials basis at Intercept's then current rates for such assistance, plus reasonable travel and lodging expenses.

4   LIMITED WARRANTY AND LIMITATION OF LIABILITY

4.1 Warranty. Intercept warrants that it is the exclusive owner of all U.S., and foreign Intellectual Property Rights in the Program, Documentation, and all Enhancements delivered to Phoenix hereunder, and that it has all rights necessary for the grant of rights and licenses under this Agreement.

4.2 Disclaimer. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, INTERCEPT DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, ARISING OUT OF OR RELATING TO THE PROGRAM OR DOCUMENTATION OR ANY USE THEREOF, INCLUDING (WITHOUT LIMITATION) ANY WARRANTY WHATSOEVER AS TO THE FITNESS FOR A PARTICULAR USE OR THE MERCHANTABILITY OF THE PROGRAM OR DOCUMENTATION.

4.3 Limitation of Liability. In no event shall either party be liable to the other for any indirect, special, incidental, or consequential damages (including lost profits).


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5   TERMINATION; EFFECT OF TERMINATION

5.1 Agreement Termination. Intercept may terminate the licenses granted under this Agreement upon the material breach by Phoenix of its obligations hereunder if such breach is not cured within 30 days following notice thereof from Intercept.

5.2 Consequences. Upon the termination of the licenses as set forth above, Phoenix shall immediately return to Intercept all of the software and documentation provided by Intercept. In such case, Phoenix may retain the Phoenix Products and a license to use, modify, enhance, and distribute the Phoenix Products as necessary to continue to provide maintenance and support for its customers who have already licensed the Phoenix Products until all such licenses have expired.

6   INDEMNIFICATION

6.1 Intercept Indemnification. Intercept agrees to, and does hereby, indemnify and hold harmless Phoenix from any and all claims, demands, or actions alleging that the Program or Documentation (including any Enhancements), in the form delivered by Intercept, infringes or abridges any third-party Intellectual Property Rights in violation of the warranty in Section 4.1 above.

6.2 Phoenix Indemnification. Phoenix agrees to, and does hereby, indemnify and hold harmless Intercept from any and all claims, demands, or actions from or relating to Phoenix Products, or use by customers of Phoenix Products, and based on or related to Phoenix's performance, nonperformance, infringement of third-party Intellectual Property Rights, representations or statements made, or other actions with respect to the Phoenix Products, but only to the extent such claims, demands or actions do not arise from any act or omission of Intercept or from infringement of Intellectual Property Rights by the portion of the Phoenix Products provided to Phoenix by Intercept.

6.3 Conditions. The foregoing indemnities shall be contingent upon the following: The party seeking to enforce the indemnity against the other party shall give written notice to the other party of any claim, demand, or action for which indemnity is sought; shall fully cooperate in the defense or settlement of any such claim, demand, or action; and shall obtain the prior written agreement of the indemnifying party to any settlement or proposal of settlement.

7   CONFIDENTIALITY

7.1 Confidentiality. Both parties hereto desire to maintain the confidentiality of the Confidential Information and are making it available only upon the terms and conditions set forth below and they hereby agree:

    (a) Not to use any portion of the Confidential Information for any purpose, except pursuant to the rights and obligations set forth in this Agreement; and

    (b) Not to disclose any portion of the Confidential Information to any person except the parties' respective officers, directors, employees, and representatives who need to know such information in connection with this letter or for the purpose of entering into a definitive agreement and who agree to be bound by confidentiality obligations consistent with the provisions of this Agreement.


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7.2 Exceptions. If either of the parties are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information of the other, the party which is subject to such request will provide the other party with prompt notice of such request(s) so that such other party may seek an appropriate protective order and/or waive compliance with the provisions of this letter agreement. If, in the absence of a protective order or the receipt of a waiver hereunder a party is nonetheless, in the opinion of its counsel, compelled to disclose the Confidential Information of the other party to any tribunal or else stand liable for contempt or suffer other censure or penalty, that party may disclose such information to such tribunal without liability hereunder.

7.3 Remedies. As money damages would not be a sufficient remedy for any breach of this paragraph of this letter agreement the parties hereto shall be entitled to specific performance as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for any such breach of this letter agreement but shall be in addition to all other remedies available at law or equity.

8   MISCELLANEOUS

8.1 Title. It is expressly understood and agreed that, as between Intercept and Phoenix, all right, title, and interest in and to the Program and Documentation (including any Enhancements) and any other material furnished to Phoenix under this Agreement vests solely and exclusively in Intercept, and Phoenix shall neither derive nor assert any title or interest in or to such materials except for the rights of use or licenses granted under this Agreement. Phoenix shall own all changes in the Program and Documentation made by or at the direction of Phoenix and shall own the Derivative Works to the extent they are different from the Program as delivered.

8.2 Status. Nothing herein shall be construed to create a partnership, joint venture, or agency relationship between the parties hereto.

8.3 No Conflict of Interest. Phoenix and Intercept represent and warrant that they have full power and authority to undertake the obligations set forth in this Agreement and that they have not entered into any other agreement that would render them incapable of satisfactorily performing their obligations hereunder, or that would place them in a position of conflict of interest or be inconsistent or in conflict with their obligations hereunder.

8.4 Compliance with Law. Phoenix agrees that it shall comply with all applicable laws and regulations of governmental bodies or agencies in its performance under this Agreement.

8.5 No Assignment. Phoenix represents that it is acting on its own behalf and is not acting as an agent for or on behalf of any third party and further agrees that it may not assign its rights or obligations under this Agreement without the prior written consent of Intercept, except that Phoenix may assign its rights to a successor to substantially all of its business or assets or any owner of 30% or more of its equity or any of its subsidiaries.


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8.6 Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be considered effective upon delivery when deposited with United Parcel Service, FedEx, or in the U.S. Mail, return receipt requested, addressed to the appropriate party at the address noted above, unless a different address shall have been designated in writing.

8.7 No Waiver. Neither party shall by mere lapse of time, without giving notice or taking other action hereunder, be deemed to have waived any breach by the other party of any of the provisions of this Agreement. Further, the waiver by either party of a particular breach of this Agreement by the other shall not be construed or constitute a continuing waiver of such breach or of other breaches of the same or other provisions of this Agreement.

8.8 Force Majeure. Neither party shall be in default if failure to perform any obligation hereunder is caused solely by supervening conditions beyond that party's control, including acts of God, civil commotion, strikes, labor disputes, and governmental demands or requirements.

8.9 Scope of Agreement; Amendment. The parties hereto acknowledge that each has read this Agreement, understands it, and agrees to be bound by its terms. The parties further agree that this Agreement is the complete and exclusive statement of agreement and supersedes all proposals (oral or written), understandings, representations, conditions, warranties, covenants, and other communications between the parties relating hereto. This Agreement may be amended only by a subsequent writing that specifically refers to this Agreement and is signed by both parties, and no other act, document, usage, or custom shall be deemed to amend this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by respective duly authorized representatives as set forth below.

INTERCEPT SYSTEMS, INC.                     PHOENIX INTERNATIONAL LTD., INC.


By:      /s/ John W. Collins                By:      /s/ Bahram Yusefzadeh
   ------------------------------              -----------------------------
         Signature                                   Signature

         John W. Collins                             Bahram Yusefzadeh
---------------------------------           --------------------------------
Print Name                                  Print Name

         Chairman and CEO                            Chairman and CEO
---------------------------------           --------------------------------
Print Title                                 Print Title


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                                    EXHIBIT A

                              SOFTWARE DESCRIPTION


Intercept EFT Software and all associated drivers and ancillary software



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